Exhibit 4.1



                                WINDSORTECH, INC.

                            2002 Flexible Stock Plan


                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----

1. NAME AND PURPOSE                                                                                               1
         1.1. Name................................................................................................1
         1.2. Purpose.............................................................................................1

2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION                                                                 1
         2.1. General Definitions.................................................................................1
                  2.1.1. Affiliate................................................................................1
                  2.1.2. Agreement................................................................................1
                  2.1.3. Benefit..................................................................................1
                  2.1.4. Board....................................................................................1
                  2.1.5. Cash Award...............................................................................2
                  2.1.6. Change of Control........................................................................2
                  2.1.7. Code.....................................................................................3
                  2.1.8. Company..................................................................................3
                  2.1.9. Committee................................................................................4
                  2.1.10. Common Stock............................................................................4
                  2.1.11. Effective Date..........................................................................4
                  2.1.12. Employee................................................................................4
                  2.1.13. Employer................................................................................4
                  2.1.14. Exchange Act............................................................................4
                  2.1.15. Fair Market Value.......................................................................4
                  2.1.16. Fiscal Year.............................................................................4
                  2.1.17. ISO.....................................................................................4
                  2.1.18. NQSO....................................................................................4
                  2.1.19. Option..................................................................................5
                  2.1.20. Other Stock Based Award.................................................................5
                  2.1.21. Parent..................................................................................5
                  2.1.22. Participant.............................................................................5
                  2.1.23. Performance Based Compensation..........................................................5
                  2.1.24. Performance Share.......................................................................5
                  2.1.25. Plan....................................................................................5
                  2.1.26. Reload Option...........................................................................6
                  2.1.27. Restricted Stock........................................................................6
                  2.1.28. Rule 16b-3..............................................................................6
                  2.1.29. SEC.....................................................................................6
                  2.1.30. Share...................................................................................6


                                       i


                  2.1.31. SAR.....................................................................................6
                  2.1.32. Subsidiary..............................................................................6
         2.2. Other Definitions...................................................................................6
         2.3. Conflicts...........................................................................................6

3. COMMON STOCK 7
         3.1. Number of Shares....................................................................................7
         3.2. Reusage.............................................................................................7
         3.3. Adjustments.........................................................................................7

4. ELIGIBILITY 7
         4.1. Determined By Committee.............................................................................7

5. ADMINISTRATION 8
         5.1. Committee...........................................................................................8
         5.2. Authority...........................................................................................8
         5.3. Delegation..........................................................................................9
         5.4. Determination.......................................................................................9

6. AMENDMENT 9
         6.1. Power of Board......................................................................................9
         6.2. Limitation..........................................................................................9

7. TERM AND TERMINATION                                                                                          10
         7.1. Term...............................................................................................10
         7.2. Termination........................................................................................10

8. MODIFICATION OR TERMINATION OF BENEFITS                                                                       10
         8.1. General............................................................................................10
         8.2. Committee's Right..................................................................................10

9. CHANGE OF CONTROL                                                                                             10
         9.1. Vesting and Payment................................................................................10
         9.2. Other Action.......................................................................................11

10. AGREEMENTS AND CERTAIN BENEFITS                                                                              11
         10.1. Grant Evidenced by Agreement......................................................................11
         10.2. Provisions of Agreement...........................................................................11
         10.3. Transferability...................................................................................12

11. REPLACEMENT AND TANDEM AWARDS                                                                                12
         11.1. Replacement.......................................................................................12
         11.2. Tandem Awards.....................................................................................12

12. PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING                                                                 12
         12.1. Payment...........................................................................................12
         12.2. Dividend Equivalents..............................................................................13
         12.3. Deferral..........................................................................................13
         12.4. Withholding.......................................................................................13

13. OPTIONS                                                                                                      13

                                       ii




         13.1. Types of Options..................................................................................13
         13.2. Grant of ISOs and Option Price....................................................................13
         13.3. Other Requirements for ISOs.......................................................................13
         13.4. NQSOs.............................................................................................14
         13.5. Determination by Committee........................................................................14

14. SARS
         14.1. Grant and Payment.................................................................................14
         14.2. Grant of Tandem Award.............................................................................14
         14.3. ISO Tandem Award..................................................................................14
         14.4. Payment of Award..................................................................................14

15. ANNUAL LIMITATIONS                                                                                           14
         15.1. Limitation on Options and SARs....................................................................14
         15.2. Computations......................................................................................15

16. RESTRICTED STOCK AND PERFORMANCE SHARES                                                                      15
         16.1. Restricted Stock..................................................................................15
         16.2. Cost of Restricted Stock..........................................................................15
         16.3. Non-Transferability...............................................................................15
         16.4. Performance Shares................................................................................15
         16.5. Grant.............................................................................................15

17.      CASH AWARDS 16
         17.1. Grant.............................................................................................16
         17.2. Rule 16b-3........................................................................................16
         17.3. Restrictions......................................................................................16

18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS                                                                  16
         18.1. Other Stock Based Awards..........................................................................16
         18.2. Other Benefits....................................................................................16

19. MISCELLANEOUS PROVISIONS                                                                                     16
         19.1. Underscored References............................................................................16
         19.2. Number and Gender.................................................................................16
         19.3. Unfunded Status of Plan...........................................................................17
         19.4. Termination of Employment.........................................................................17
         19.5. Designation of Beneficiary........................................................................17
         19.6. Governing Law.....................................................................................18
         19.7. Purchase for Investment...........................................................................18
         19.8. No Employment Contract............................................................................18
         19.9. No Effect on Other Benefits.......................................................................18



                                      iii


                                WINDSORTECH, INC.

                            2002 Flexible Stock Plan



1.       NAME AND PURPOSE
         ----------------

1.1. Name.
     ----

         The name of this Plan is the "Windsortech, Inc. 2002 Flexible Stock Plan."

1.2. Purpose.
     --------

         The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards. This Plan is intended to be "Broadly Based" (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

2.       DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
         ----------------------------------------------

2.1. General Definitions.
     -------------------

         The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

2.1.1. Affiliate.
      ------------

         A Parent or Subsidiary of the Company.

2.1.2. Agreement.
      ------------

         The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

2.1.3. Benefit.
      ------------

         Any benefit granted to a Participant under the Plan.

2.1.4. Board.
      ------------

         The Board of Directors of the Company.

2.1.5. Cash Award.
       ------------

         A Benefit payable in the form of cash.

2.1.6. Change of Control.
       -------------------

         The occurrence of any of the following:

(a) An acquisition of any Common Stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" or "Group" (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of Common Stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) the Company, (ii) any Subsidiary or (ii) any employee benefit plan maintained by the Company or any Subsidiary, including a trust forming part of any such plan (an "Employee Benefit Plan");

(b) When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)      The consummation of:

         (i) a merger, consolidation or reorganization involving the Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company or any Subsidiary where:

                  (A) the shareholders of the Company immediately prior to the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least

                           50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Common Stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

                  (C) no Person or Group, other than (1) the Company, (2) any Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or common stock;

         (d)      A complete liquidation or dissolution of the Company; or

         (e) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or Common Stock of the Company as a result of an acquisition of Voting Securities or Common Stock by the Company which, by reducing the number of shares of Voting Securities or Common Stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or Common Stock by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or Common Stock, which increases the percentage of the then outstanding shares of Voting Securities or Common Stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

2.1.7. Code.
       -----

         The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

2.1.8. Company.
       --------

         Windsortech, Inc.

2.1.9. Committee.
       -----------

         The Committee described in Section 5.1.

2.1.10. Common Stock.
        --------------

         The Company's common stock which presently has a par value of $.01 per Share.

2.1.11. Effective Date.
        ----------------

         The date that the Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

2.1.12. Employee.
        -----------

         Any person employed by the Employer.

2.1.13. Employer.
        ----------

         The Company and all Affiliates.

2.1.14. Exchange Act.
        --------------

         The Securities Exchange Act of 1934, as amended.

2.1.15. Fair Market Value.
        -------------------

         The closing price of Shares on any recognized stock exchange, or, in the absence of sales on a given date, the closing price on the recognized stock exchange on the last day on which a sale occurred prior to such date, or in the absence of a listing on a recognized stock exchange, the Fair Market Value as established by the Board from time to time.

2.1.16. Fiscal Year.
       -------------

         The taxable year of the Company which is the calendar year.

2.1.17. ISO.
       -------

         An Incentive Stock Option as defined in Section 422 of the Code.

2.1.18. NQSO.
       -------

         A non-qualified stock Option, which is an Option that does not qualify as an ISO.

2.1.19. Option.
       --------

         An option to purchase Shares granted under the Plan.

2.1.20. Other Stock Based Award.
       -------------------------

         An award under Section 18 that is valued in whole or in part by reference to, or otherwise based on, Common Stock.

2.1.21. Parent.
       --------

         Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.1.22. Participant.
       -------------

         An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, consultants to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

2.1.23. Performance Based Compensation.
       --------------------------------

         Compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

2.1.24. Performance Share.
       -------------------

         A Share awarded to a Participant under Section 16 of the Plan.

2.1.25. Plan.
       ------

         The Windsortech, Inc. 2002 Flexible Stock Plan and all amendments and supplements to it.

2.1.26. Reload Option.
       ---------------

         An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

2.1.27. Restricted Stock.
       -------------------

         Shares issued under Section 15 of the Plan.

2.1.28. Rule 16b-3.
       ------------

         Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

2.1.29. SEC.
       -----

         The Securities and Exchange Commission.

2.1.30. Share.
       -------

         A share of Common Stock.

2.1.31. SAR.
       -----

         A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

2.1.32. Subsidiary.
       ------------

         Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.2. Other Definitions.
     -----------------

         In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

2.3. Conflicts.
     ----------

         In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

3.       COMMON STOCK
         ------------

3.1. Number of Shares.
     -----------------

         The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 5,000,000 Shares, plus an annual increase, effective as of the first day of each calendar year, commencing with 2003, equal to 10% of the number of outstanding Shares as of the first day of such calendar year, but in no event more than 30,000,000 Shares in the aggregate. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit; provided, however, that the number of Shares that may be issued under ISOs shall not exceed 15,000,000.

3.2. Reusage.
     --------

         If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

3.3. Adjustments.
     ------------

         If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

4.       ELIGIBILITY
         -----------

4.1. Determined By Committee.
     ------------------------

         The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

5.       ADMINISTRATION
         --------------

5.1. Committee.
     ----------

         The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.2. Authority.
     ----------

         Subject  to  the  terms  of  the  Plan,   the   Committee   shall  have
discretionary authority to:

         (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

         (b)      determine  the  terms,   conditions  and  provisions  of,  and
                  restrictions relating to, each Benefit granted;

         (c)      interpret and construe the Plan and all Agreements;

         (d) prescribe, amend and rescind rules and regulations relating to the Plan;

         (e)      determine the content and form of all Agreements;

         (f)      determine all questions relating to Benefits under the Plan;

         (g)      maintain accounts, records and ledgers relating to Benefits;

         (h)      maintain records concerning its decisions and proceedings;

         (i)      employ  agents,  attorneys,  accountants  or other persons for
                  such  purposes  as  the  Committee   considers   necessary  or
                  desirable;

         (j) take, at any time, any action described in Section 9.1 or permitted by Section 9.2(a), irrespective of whether any Change of Control has occurred or is imminent;

         (k) determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

         (l) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

5.3. Delegation.
     ----------

         Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

5.4. Determination.
     --------------

         All determinations of the Committee shall be final.

6.       AMENDMENT
         ---------

6.1. Power of Board.
     ---------------

         Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

6.2. Limitation.
     ----------

         The Board may not amend the Plan, without approval of the shareholders of the Company:

         (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

         (b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

         (c)      in a manner which would violate applicable law.

7. TERM AND TERMINATION
   --------------------

7.1. Term.
     -----

         The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

7.2. Termination.
     -----------

         The Plan may be terminated at any time by the Board.

8.       MODIFICATION OR TERMINATION OF BENEFITS
         ---------------------------------------

8.1. General.
     -------

         Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

8.2. Committee's Right.
     ------------------

         Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

9.       CHANGE OF CONTROL
         -----------------

9.1. Vesting and Payment.
     -------------------

         In the event of a Change of Control:

         (a) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

         (b) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

         (c)      all Shares of Restricted Stock shall become fully vested;

         (d) all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

         (e) all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

9.2.     Other Action.
         ------------

         In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 9.1 above and to the extent not inconsistent therewith:

         (a) (a) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

         (b) (b) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

         (c) (c) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

10.      AGREEMENTS AND CERTAIN BENEFITS
         -------------------------------

10.1.    Grant Evidenced by Agreement.
         -----------------------------

         The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

10.2. Provisions of Agreement.
      ------------------------

         Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, changes of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

10.3. Transferability.
      ----------------

         Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him.

11.      REPLACEMENT AND TANDEM AWARDS
         -----------------------------

11.1. Replacement.
      ------------

         The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

11.2. Tandem Awards.
      --------------

         Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

12.      PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
         --------------------------------------------

12.1. Payment.
      --------

         Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

         (a) in cash, including by means of a so-called "cashless exercise" of an Option;

         (b) by the surrender of all or part of a Benefit (including the Benefit being exercised);

         (c) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

         (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note;

         (e)      by any  combination of the payment  methods  specified in (a),
                  (b), (c) and (d) above.

         Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

12.2. Dividend Equivalents.
      --------------------

         Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

12.3. Deferral.
      ---------

         The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

12.4. Withholding.
      ------------

         The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

13.      OPTIONS
         --------

13.1. Types of Options.
      -----------------

         It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

13.2. Grant of ISOs and Option Price.
      -------------------------------

         Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

13.3. Other Requirements for ISOs.
      ----------------------------

         The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

13.4. NQSOs.
      ------

         The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 85% of the Fair Market Value of the Shares at the time the Option is granted.

13.5. Determination by Committee.
      --------------------------

         Except as otherwise provided in Section 13.2 through Section 13.4, the terms of all Options shall be determined by the Committee.

14.      SARS
         -----

14.1. Grant and Payment.
      ------------------

         The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

14.2. Grant of Tandem Award.
      ----------------------

         The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

14.3. ISO Tandem Award.
      ----------------

         When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

14.4. Payment of Award.
      -----------------

         SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.


15.      ANNUAL LIMITATIONS
         ------------------

15.1. Limitation on Options and SARs.
      ------------------------------

         The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus (b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed 1,000,000.

15.2. Computations.
      ------------

         For purposes of Section 15.1: Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.


16.      RESTRICTED STOCK AND PERFORMANCE SHARES
         ---------------------------------------

16.1. Restricted Stock.
      -----------------

         The Committee may grant Benefits in Shares available under Section 3 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

16.2. Cost of Restricted Stock.
      -------------------------

         Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

16.3. Non-Transferability.
      --------------------

         Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

16.4. Performance Shares.
      -------------------

         Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives.

16.5. Grant.
      ------

         The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

17.      CASH AWARDS
         -----------

17.1. Grant.
      ------

         The Committee may grant Cash Awards at such times and (subject to Section 17.2) in such amounts as it deems appropriate.

17.2. Rule 16b-3.

         The amount of any Cash Award in any Fiscal Year to any Participant who is subject to Section 16 of the Exchange Act shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 17) for such Fiscal Year.

17.3. Restrictions.
      -------------

         Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.


18.      OTHER STOCK BASED AWARDS AND OTHER BENEFITS
         -------------------------------------------

18.1. Other Stock Based Awards.
      -------------------------

         The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

18.2. Other Benefits.
      ---------------

         The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.


19.      MISCELLANEOUS PROVISIONS
         ------------------------

19.1. Underscored References.
      ------------------------

         The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

19.2. Number and Gender.
      ------------------

         The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

19.3. Unfunded Status of Plan.
      -------------------------

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

19.4. Termination of Employment.
      -------------------------

         If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

19.5. Designation of Beneficiary.
      -------------------------

         A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

19.6. Governing Law.
      --------------

         This Plan shall be construed and administered in accordance with the laws of the State of Delaware.

19.7. Purchase for Investment.
      ------------------------

         The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

19.8. No Employment Contract.
      -----------------------

         Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

19.9. No Effect on Other Benefits.
      ----------------------------

         The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.